UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 21, 2010

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Chenming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

+86 (536) 567-0008
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Gulf Resources, Inc. (the “Company”) held its annual meeting of stockholders on June 22, 2010 (“Annual Meeting”).  There were 34,569,447 shares of common stock entitled to be voted, and 28,652,550 shares present in person or by proxy, at the Annual Meeting.

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2011.

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Ming Yang	19,579,442	0	100,484	8,972,624

Xiaobin Liu	19,578,140	0	101,786	8,972,624

Naihui Miao	19,579,440	0	100,486	8,972,624

Richard Khaleel	19,582,529	0	97,397	8,972,624

Biagio Vignolo	19,582,531	0	97,395	8,972,624

Shi Tong Jiang	19,577,369	0	102,557	8,972,624

Ya Fei Ji	19,582,429	0	97,497	8,972,624

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of BDO Limited, independent public accountants, as the auditor of the Company for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes

28,127,177	451,201	74,172	-

3.	Approval of the Company’s 2007 Equity Incentive Plan, as amended.

Stockholders approved the Company’s 2007 Equity Incentive Plan, as amended.

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,484,964	2,176,359	18,603	8,972,624

Item 8.01  Other Events.

On June 21, 2010, the Company issued a press release announcing it had completed construction of its new chemical additives production line for wastewater treatment and started trial production of its new chemical additives. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release dated June 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: June 23, 2010